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                                                                     Exhibit 8.1



             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]




                                                               December 13, 2000


PECO Energy Transition Trust
c/o First Union Trust Company, National Association
One Rodney Square
920 King Street
Wilmington, Delaware  19801

                 Re:         PECO Energy Transition Trust

Dear Ladies and Gentlemen:

                  We have acted as special counsel to PECO Energy Transition Trust, a Delaware statutory business trust (the "Trust"), in connection with the preparation of the Registration Statement, as amended to the date hereof, filed on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of Transition Bonds of the Trust to be offered from time to time as described in the prospectus and the prospectus supplement (collectively, the "Prospectus") included as part of the Registration Statement.

                  We hereby adopt and confirm to you our opinion as set forth under the headings "Summary of Terms - Tax Status," "Prospectus Summary - Tax Status," "United States Taxation" and "Material Commonwealth of Pennsylvania Tax Matters" in the Prospectus, and hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to this firm under the headings "Summary of Terms - Tax Status," "Prospectus Summary - Tax Status," "United States Taxation" and "Material Commonwealth of Pennsylvania Tax Matters" in the Prospectus.

                                     Very truly yours,


                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP